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                                                                    Exhibit 32.1

          Certification of President and Chief Executive Officer under
                 Section 906 of the Sarbanes-Oxley Act of 2002.

         The undersigned President and Chief Executive Officer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.

                                      /s/ David G. Powers
                                      ----------------------------------------
                                      David G. Powers
                                      President and Chief Executive Officer

Date: March 25, 2004